                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          Chris-Craft Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  [LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 1995

To the Stockholders of
  CHRIS-CRAFT INDUSTRIES, INC.:

     The annual meeting of the stockholders of Chris-Craft Industries, Inc. ("Chris-Craft") will be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403 on April 27, 1995, at 9:00 A.M., for the purpose of considering and acting upon the following matters:

          (1) Election of directors.

          (2) A stockholders' proposal relating to inclusion of minorities on the Board of Directors, if such proposal is brought before the meeting.

          (3) Ratification of the selection of Price Waterhouse LLP ("Price Waterhouse") as auditors of Chris-Craft for the year ending December 31, 1995.

          (4) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 28, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     You are cordially invited to attend the meeting. Arrangements have been made for interested stockholders to visit our Minneapolis/St. Paul television station, KMSP, after the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it to Chris-Craft in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated: New York, New York
       March 24, 1995

                                            By Order of the Board of Directors,

                                                     BRIAN C. KELLY, Secretary

                          CHRIS-CRAFT INDUSTRIES, INC.

                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chris-Craft for use at the annual meeting of stockholders on April 27, 1995 and at any adjournment thereof. March 24, 1995 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to stockholders.

     As of February 28, 1995, the record date for the meeting, Chris-Craft had outstanding 20,897,522 shares of Common Stock, 7,531,802 shares of Class B Common Stock, 282,270 shares of $1.40 Convertible Preferred Stock and 73,399 shares of Prior Preferred Stock, being the classes of stock entitled to vote at the meeting. Each share of Common Stock entitles its holder to one vote, and each share of Class B Common Stock entitles its holder to ten votes. Each share of $1.40 Convertible Preferred Stock entitles its holder to 30.1 votes, or 210.0 votes if he was the holder of such share on November 10, 1986 (or is a "Permitted Transferee," as defined in Chris-Craft's Restated Certificate of Incorporation). Each share of Prior Preferred Stock entitles its holder to .3 vote, or 6.3 votes if he was the holder of such share on November 10, 1986 (or is a Permitted Transferee). Notwithstanding the foregoing, if the holder of record of a share of Class B Common Stock, $1.40 Convertible Preferred Stock or Prior Preferred Stock is a broker or dealer in securities, a bank or voting trustee or a nominee of any such, or if such share is otherwise held of record by a nominee of the beneficial owner of such share, then such share of Class B Common Stock entitles such record holder to one vote, such share of $1.40 Convertible Preferred Stock entitles such record holder to 30.1 votes, and such share of Prior Preferred Stock entitles such record holder to .3 vote, except to the extent that such record holder establishes to Chris-Craft's satisfaction, pursuant to procedures set forth in Chris-Craft's Restated Certificate of Incorporation, that such share has been held continuously since November 10, 1986 or its later issuance by a named beneficial owner (whose address must also be specified). The proxy solicited by this Proxy Statement is revocable at any time before it is voted.

     The presence at the meeting in person or by proxy of stockholders entitled to cast a majority of the votes at the meeting constitutes a quorum. The election of directors is decided by a plurality of the votes cast. A majority of the votes cast is required to approve each other matter to be acted on at the meeting. Abstentions and broker non-votes have no effect on the proposals being acted upon.

     The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

                             ELECTION OF DIRECTORS

NOMINEES OF THE BOARD OF DIRECTORS

     The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the reelection of T. Chandler Hardwick, III, David F. Linowes, Alvin R. Rozelle and Herbert J. Siegel as directors until the third annual meeting following the April 27, 1995 meeting and until their respective successors are elected and qualified. Information with respect to each such nominee, as well as the eight present directors whose terms of office expire at the first or second annual meeting following the April 27, 1995 meeting, is set forth below:

                                                                                           HAS SERVED
                                     OTHER POSITIONS WITH CHRIS-CRAFT,          AGE,           AS
                                           PRINCIPAL OCCUPATION             FEBRUARY 28,    DIRECTOR
             NAME                     AND CERTAIN OTHER DIRECTORSHIPS           1995         SINCE
------------------------------   -----------------------------------------  ------------   ----------
                                       NOMINEES FOR THREE-YEAR TERM
T. Chandler Hardwick, III.....   Headmaster, Blair Academy, independent          42           1994
                                   secondary school
David F. Linowes..............   Professor of Political Economy and Public       77           1958
                                   Policy and Boeschenstein Professor
                                   Emeritus, University of Illinois
Alvin R. Rozelle..............   Retired Commissioner, National Football         69           1968
                                   League
Herbert J. Siegel.............   Chairman of the Board and President,            66           1959
                                   Chris-Craft; Chairman of the Board, BHC
                                   Communications, Inc. ("BHC") and United
                                   Television, Inc. ("UTV")(1)


                                INCUMBENT DIRECTORS -- TWO-YEAR REMAINING TERM
Howard Arvey..................   Of Counsel, Wildman, Harrold, Allen &           73           1975
                                   Dixon, Chicago law firm
Lawrence R. Barnett...........   Consultant; retired Executive Vice              81           1963
                                   President, Chris-Craft; Director, UTV
James J. Rochlis..............   Consultant; retired Executive Vice              78           1958
                                   President, Chris-Craft
John C. Siegel................   Senior Vice President, Chris-Craft;             42           1994
                                   Director, BHC and UTV

                                INCUMBENT DIRECTORS -- ONE-YEAR REMAINING TERM
Jeane J. Kirkpatrick..........   Leavey Professor of Government,                 68           1994
                                   Georgetown University; Senior Fellow, the
                                   American Enterprise Institute for
                                   Public Policy Research
Norman Perlmutter.............   Chairman of the Board and Chief Executive       61           1975
                                   Officer, Heitman Financial Ltd., real
                                   estate financial services; Director,
                                   McArthur/Glen Realty Corp., United
                                   Asset Management Corporation and UTV
Evan C Thompson...............   Executive Vice President, Chris-Craft and       52           1982
                                   President, Television Division;
                                   Director, UTV
William D. Siegel.............   Senior Vice President, Chris-Craft;             40           1994
                                   Director, BHC

---------------
(1) UTV is a majority owned subsidiary of BHC, which is a majority owned subsidiary of Chris-Craft.

     The principal occupation of each of the directors for the past five years is stated in the foregoing table, except that, until January 1, 1992, Mr. Arvey was a partner of Arvey, Hodes, Costello & Burman, a Chicago law firm. In case a nominee shall become unavailable for election, which is not expected, it is intended that the proxy solicited hereby will be voted for whomever the present Board of Directors shall designate to fill such vacancy.

     Two Senior Vice Presidents and directors of Chris-Craft, John C. Siegel and William D. Siegel, are sons of Herbert J. Siegel.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Chris-Craft has established standing audit and compensation committees, among others, to assist the Board of Directors in discharging its responsibilities. Chris-Craft has no nominating committee.

     The Audit Committee reviews Chris-Craft's internal controls, the objectivity of its financial reporting and the scope and results of the auditing engagement. It meets with appropriate Chris-Craft financial personnel and independent accountants in connection with these reviews. The committee recommends to the Board the appointment of the independent accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year in examining the corporate accounts. The independent accountants periodically meet with the Audit Committee and have access to the committee at any time. The committee held two meetings during 1994. Its members are Messrs. Arvey and Linowes.

     The Compensation Committee makes recommendations to the Board with respect to the compensation of officers. It also determines and certifies whether performance goals and other terms of agreements with certain executives are satisfied. Its members are Messrs. Arvey, Linowes and Rozelle. The Committee held three meetings during 1994. The Board Compensation Committee Report on Executive Compensation appears on page 12.

     Chris-Craft's Board of Directors held nine meetings during 1994. During that period, Mr. Rozelle attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the committee of the Board on which he served.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The management of Chris-Craft has been informed that, as of February 28, 1995, the persons and groups identified in Table I below, including all directors, nominees for director, executive officers and all owners known to Chris-Craft of more than 5% of any class of Chris-Craft voting securities, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the securities of Chris-Craft reflected in such table. Except as reflected in Tables II and III, as of February 28, 1995, each director or executive officer of Chris-Craft disclaims beneficial ownership of securities of any Chris-Craft subsidiary. Except as otherwise specified, the named beneficial owner claims sole investment and voting power as to the securities reflected in the tables.

                  I. BENEFICIAL OWNERSHIP OF CHRIS-CRAFT STOCK

                              $1.40 CONVERTIBLE            CLASS B COMMON              COMMON STOCK
                            PREFERRED STOCK(2)(3)          STOCK(2)(3)(4)                (3)(5)(6)
                            ----------------------     ----------------------     -----------------------
                             NUMBER       PERCENT       NUMBER       PERCENT        NUMBER       PERCENT
   BENEFICIAL OWNER(1)      OF SHARES     OF CLASS     OF SHARES     OF CLASS     OF SHARES      OF CLASS
--------------------------  ---------     --------     ---------     --------     ----------     --------
Howard Arvey..............       100           *          45,353          *           83,579          *
Lawrence R. Barnett(7)....    50,900        18.0%      1,969,658       23.0%       2,999,935       12.8%
T. Chandler Hardwick,
  III.....................        --          --              --         --           10,285          *
Jeane J. Kirkpatrick......        --          --              --         --           10,300          *
David F. Linowes..........     7,567         2.7%        152,340        2.0%         248,247        1.2%
Joelen K. Merkel(8).......        --          --          20,720          *           64,102          *
Norman Perlmutter.........        --          --           5,717          *           28,416          *
James J. Rochlis..........    16,199         5.7%        991,538       12.6%       1,681,698        7.6%
Alvin R. Rozelle..........        --          --             967          *           21,294          *
Herbert J. Siegel(9)......   157,057        55.6%      4,679,547       43.8%       6,948,386       25.5%
John C. Siegel(10)........     6,000         2.1%        396,390        5.2%         555,057        2.6%
William D. Siegel(10).....     5,315         1.9%        339,890        4.5%         641,756        3.0%
Evan C Thompson(11).......       130           *         652,682        8.7%       1,217,310        5.6%
All directors and
  executive officers as a
  group, including those
  named above (14
  persons)(12)............   242,646        86.0%      8,063,228       65.0%      12,233,929       38.3%
The Equitable Companies
  Incorporated(13)........        --          --       1,188,092       15.8%       1,370,767        6.2%
Gabelli Funds, Inc.,
  Gabelli International
  Limited II, GAMCO
  Investors, Inc., and
  Mario J. Gabelli(14)....        --          --         705,709        9.4%       4,286,867       19.8%
The Gabelli Equity Trust
  Inc.(15)................        --          --         496,552        6.6%         803,652        3.8%

---------------
   * Less than 1%.

 (1) The address of The Equitable Companies Incorporated is 787 Seventh Avenue, New York, New York 10019; the address of Gabelli Funds, Inc. ("GFI"), Gabelli International Limited II, GAMCO Investors, Inc. ("GAMCO"), and Mario J. Gabelli and The Gabelli Equity Trust Inc. is One Corporate Center, Rye, New York 10580; the address of each other beneficial owner named in the table is c/o Chris-Craft Industries, Inc., 767 Fifth Avenue, New York, New York 10153.

 (2) Each share of $1.40 Convertible Preferred Stock is convertible into
     10.03008 shares of Common Stock and 20.06014 shares of Class B Common Stock, except that if such share of $1.40 Convertible Preferred Stock was transferred after November 10, 1986 other than to a Permitted Transferee, such share is convertible into 30.09022 shares of Common Stock. Each share of Class B Common Stock is convertible into one share of Common Stock.

 (3) At December 31, 1994, (a) the Trustee of the Chris-Craft Employees' Stock Purchase Plan (the "Stock Purchase Plan") held 362,271 shares of Class B Common Stock, 498,068 shares of Common Stock and 246 shares of $1.40 Convertible Preferred Stock (representing 5%, 2% and less than 1% of the outstanding shares of the respective classes at February 28, 1995), and (b) the Trustees under the Chris-Craft Profit Sharing Plan (the "Profit Sharing Plan") held 154,500 shares of Class B Common Stock (representing 2% of the outstanding shares of the class at February 28, 1995). A committee appointed by the Board of Directors of Chris-Craft to administer the Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Herbert J. Siegel,

                                                  (Notes continued on next page)

     James J. Rochlis and Lawrence R. Barnett are the members of the committee under the Stock Purchase Plan and are the Trustees under the Profit Sharing Plan. The numbers of shares set forth in the table with respect to each named executive officer other than Herbert J. Siegel include, with respect to the Stock Purchase Plan, only shares vested at December 31, 1994. The numbers of shares set forth in the table with respect to each of Herbert J. Siegel, James J. Rochlis, Lawrence R. Barnett and all directors and executive officers as a group include all shares held in the Profit Sharing Plan and the Stock Purchase Plan as of December 31, 1994. If, at February 28, 1995, the shares of $1.40 Convertible Preferred Stock held in the Stock Purchase Plan at December 31, 1994 had been converted, and the Class B Common Stock issuable upon such conversion had been added to the Class B Common Stock then held in the Stock Purchase Plan and the Profit Sharing Plan, the shares of Class B Common Stock held in the two plans would represent 7% of the Class B Common Stock that would have been outstanding; if, at February 28, 1995, the shares of $1.40 Convertible Preferred Stock held in the Stock Purchase Plan at December 31, 1994 had been converted, the Class B Common Stock then held in the Stock Purchase Plan and the Profit Sharing Plan, or issuable upon conversion of the $1.40 Convertible Preferred Stock held in the Stock Purchase Plan, had been converted, and the Common Stock issuable upon such conversions had been added to the Common Stock then held in such plans, the shares of Common Stock held in the two plans would represent 5% of the Common Stock that would have been outstanding.

 (4) Includes shares of Class B Common Stock issuable upon conversion of the $1.40 Convertible Preferred Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.

 (5) Includes shares of Common Stock issuable upon conversion of the $1.40 Convertible Preferred Stock and Class B Common Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.

 (6) Includes with respect to the following directors the indicated numbers of shares issuable on exercise of options previously granted under the 1989 and 1994 Director Stock Option Plans or to be granted immediately following the 1995 annual meeting of stockholders under the 1994 Director Stock Option Plan: Howard Arvey, 19,840; Lawrence R. Barnett, 19,840; T. Chandler Hardwick, III, 9,785; Jeane J. Kirkpatrick, 10,300; David F. Linowes, 19,840; Norman Perlmutter, 19,840; James J. Rochlis, 19,840; Alvin R. Rozelle, 19,840.

 (7) Ownership includes 23,495 shares of Class B Common Stock owned by a charitable foundation of which Mr. Barnett and certain members of his family are the directors.

 (8) Ownership includes 17,813 shares of Common Stock issuable pursuant to a currently exercisable stock option.

 (9) Ownership includes 100,000 shares of Common Stock issuable pursuant to a currently exercisable stock option and excludes 13,000 shares of $1.40 Convertible Preferred Stock, 62,530 shares of Class B Common Stock and 10,000 shares of Common Stock owned by the director's wife.

(10) Ownership includes 70,725 shares of Common Stock issuable pursuant to currently exercisable stock options.

(11) Ownership includes 137,391 shares of Common Stock issuable pursuant to currently exercisable stock options.

(12) Ownership includes all shares held in the Stock Purchase Plan and the Profit Sharing Plan as of December 31, 1994 (see Note 3), all other shares reflected in the table with respect to directors and named executive officers, and all other shares, including an additional 21,010 shares of Common Stock issuable pursuant to currently exercisable stock options, held by an executive officer of Chris-Craft not named in the table. Of the shares held in the Stock Purchase Plan, 116 shares of $1.40 Convertible

                                                  (Notes continued on next page)

      Preferred Stock, 216,714 shares of Class B Common Stock and 390,209 shares of Common Stock were held for the accounts of employees other than directors or executive officers.

(13) Shared voting power is claimed as to 25,126 shares of Common Stock. Information is furnished herein in reliance on Amendment No. 5 to Schedule 13G with respect to Class B Common Stock and Amendment No. 13 to Schedule 13G with respect to Common Stock of The Equitable Companies Incorporated, each dated February 10, 1995, filed with the SEC jointly with AXA and Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and Uni Europe Assurance Mutuelle, as a group.

(14) Voting power is disclaimed as to 310,727 shares held by GAMCO and 1,143,405 shares of Common Stock and 61,800 shares of Class B Common Stock held by GFI. Information is furnished herein in reliance on Amendment No. 26 to
     Schedule 13D of the named owners dated March 10, 1995, filed with the SEC. Amounts exclude shares referred to in Note 15.

(15) GFI has investment power respecting the referenced shares. Information is furnished herein in reliance on Amendment No. 1 to Schedule 13G of the named owners dated February 24, 1995, filed with the SEC.

              II. BENEFICIAL OWNERSHIP OF BHC CLASS A COMMON STOCK

                                                                                      NUMBER
                                BENEFICIAL OWNER                                   OF SHARES(1)
---------------------------------------------------------------------------------  ------------
Howard Arvey.....................................................................        650
Lawrence R. Barnett(2)...........................................................        309
T. Chandler Hardwick, III........................................................         --
Jeane J. Kirkpatrick.............................................................         --
David F. Linowes.................................................................        151
Joelen K. Merkel(3)..............................................................        200
Norman Perlmutter................................................................         --
James J. Rochlis(2)..............................................................      1,109
Alvin R. Rozelle.................................................................         --
Herbert J. Siegel(2).............................................................        538
John C. Siegel...................................................................         --
William D. Siegel................................................................        231
Evan C Thompson..................................................................         --
All Chris-Craft directors and executive officers as a group, including
  those named above (14 persons)(2)..............................................      2,570

---------------

(1) Each amount shown represents less than 1% of the class. In accordance with SEC rules, percentages have been computed deeming as not outstanding 226,503 shares of BHC Class A Common Stock held by UTV.

(2) Ownership includes 309 shares held in the Chris-Craft Profit Sharing Plan, of which Messrs. Herbert J. Siegel, Lawrence R. Barnett and James J. Rochlis are Trustees. See Note 3 to Table I.

(3) Shares are owned jointly with the executive officer's husband.

                   III. BENEFICIAL OWNERSHIP OF UTV COMMON STOCK

                                                                             NUMBER       PERCENT
                             BENEFICIAL OWNER                               OF SHARES     OF CLASS
--------------------------------------------------------------------------  ---------     --------
Howard Arvey..............................................................        --        --
Lawrence R. Barnett(1)....................................................   234,892       2.4%
T. Chandler Hardwick, III.................................................        --        --
Jeane J. Kirkpatrick......................................................        --        --
David F. Linowes..........................................................        --        --
Joelen K. Merkel..........................................................        --        --
Norman Perlmutter.........................................................     2,000        *
James J. Rochlis..........................................................        --        --
Alvin R. Rozelle..........................................................        --        --
Herbert J. Siegel(1)(2)...................................................   234,892       2.4%
John C. Siegel(1).........................................................   234,892       2.4%
William D. Siegel.........................................................        --        --
Evan C Thompson...........................................................    25,000        *
All Chris-Craft directors and executive officers as a group,
  including those named above (14 persons)(1).............................   261,892       2.7%

---------------
  * Less than 1%.

(1) As of December 31, 1994, (a) the Trustee of the Employees' Stock Purchase Plan of UTV (the "UTV Stock Purchase Plan") held 224,892 shares of UTV Common Stock (representing 2.1% of the outstanding shares at February 28,
    1995), and (b) the Trustees under the UTV Profit Sharing Plan held 10,000 shares of UTV Common Stock (representing less than 1% of the outstanding shares at February 28, 1995). A committee appointed by the Board of Directors of UTV to administer the UTV Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the UTV Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Herbert J. Siegel, Lawrence R. Barnett, John C. Siegel and another executive officer of UTV are the members of the committee under the UTV Stock Purchase Plan and are the Trustees of the UTV Profit Sharing Plan. The numbers of shares set forth in the table with respect to each of Herbert J. Siegel, Lawrence R. Barnett, John C. Siegel and all Chris-Craft directors and executive officers as a group include all shares held in the UTV Stock Purchase Plan and the UTV Profit Sharing Plan as of December 31, 1994.

(2) Ownership excludes 666 shares owned by the director's wife.

EXECUTIVE COMPENSATION

     The following table sets forth all plan and non-plan compensation paid to the named individuals for services rendered in all capacities to Chris-Craft and its subsidiaries during the three years ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                         ------------
                                                                            AWARDS
                                                                         ------------
                                               ANNUAL COMPENSATION(1)     SECURITIES
                                              ------------------------    UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR     SALARY ($)    BONUS ($)     OPTIONS(#)    COMPENSATION($)
-----------------------------------  -----    ----------    ----------   ------------   ---------------
Herbert J. Siegel..................   1994      950,000      1,916,745      300,000         864,850(2)
  Chaiman of the Board                1993      884,975      3,677,785           --         682,620
     and President                    1992      860,034      1,298,187           --         441,752

Joelen K. Merkel...................   1994      250,000        300,000       50,000          85,918(3)
  Vice President                      1993      200,000        175,000           --          60,472
     and Treasurer                    1992      125,000        125,000       50,000          38,478

John C. Siegel.....................   1994      500,000        350,000       50,000         129,009(4)
  Senior Vice President               1993      450,000        350,000           --         123,029
                                      1992      235,000        400,000      100,000          95,381

William D. Siegel..................   1994      500,000        350,000       50,000         128,734(5)
  Senior Vice President               1993      450,000        350,000           --         122,856
                                      1992      235,000        700,000      100,000         140,256

Evan C Thompson....................   1994      950,000      2,245,660      200,000         448,414(6)
  Executive Vice President            1993      800,000        600,000           --         225,279
     and President, Television        1992      750,000        300,000      100,000         166,413
       Division

---------------
(1) Excludes automobile allowance of $1,200 per month paid to each of the named individuals and perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named person.

(2) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $115,667 with respect to the Stock Purchase Plan and $173,501 with respect to the Profit Sharing Plan; also includes $25,682 reported as income of the named individual with respect to premiums paid on "split-dollar" life insurance policies and $550,000 credited to a deferred compensation account.

(3) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $36,418 with respect to the Stock Purchase Plan and $49,500 with respect to the Profit Sharing Plan.

(4) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $52,509 with respect to the Stock Purchase Plan and $76,500 with respect to the Profit Sharing Plan.

(5) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $52,234 with respect to the Stock Purchase Plan and $76,500 with respect to the Profit Sharing Plan.

(6) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $91,911 with respect to the Stock Purchase Plan and $106,503 with respect to the Profit Sharing Plan; also includes $250,000 credited to a deferred compensation account.

     The following table sets forth information regarding each grant of stock options made during 1994 to each of the named individuals. Options become exercisable in three equal annual installments commencing on the first anniversary of the grant and may be exercised on a cumulative basis at any time before expiration.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                         NUMBER OF      PERCENT OF TOTAL                                     ANNUAL RATES OF STOCK
                        SECURITIES           OPTIONS                                        PRICE APPRECIATION FOR
                        UNDERLYING           GRANTED                                              OPTION TERM
                      OPTIONS GRANTED    TO EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ---------------------------
         NAME               (#)            FISCAL YEAR          ($/SH)          DATE         5%($)         10%($)
-------------------------------------  -------------------  --------------   ----------   -----------   -------------
Herbert J. Siegel.....     300,000            28.8%             34.3750         4/27/04     6,485,476     16,435,469

Joelen K. Merkel......      50,000             4.8%             34.8750        12/13/99       481,766      1,064,577

John C. Siegel........      44,266             4.2%             34.8750        12/13/99       426,517        942,491
                             5,734             0.6%             38.3625        12/13/99        35,252        102,088

William D. Siegel.....      44,266             4.2%             34.8750        12/13/99       426,517        942,491
                             5,734             0.6%             38.3625        12/13/99        35,252        102,088

Evan C Thompson.......     200,000            19.2%             34.3750         4/27/04     4,323,651     10,956,979

     The following table sets forth information concerning each exercise of stock options during 1994 by each of the named individuals, along with the year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                                             AT FISCAL YEAR-END(#)          AT FISCAL YEAR-END($)
                        SHARES ACQUIRED       VALUE       ---------------------------    ---------------------------
         NAME           ON EXERCISE(#)     REALIZED($)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----------------------  ---------------    -----------    -----------   -------------    -----------   -------------
Herbert J. Siegel.....      354,435         2,836,311             0        300,000                 0       37,500
Joelen K. Merkel......       17,550           208,234        17,813         67,680           112,933      112,089
John C. Siegel........            0                 0        70,725         85,363           428,394      214,199
William D. Siegel.....            0                 0        70,725         85,363           428,394      214,199
Evan C Thompson.......      231,785         2,274,367        70,725        235,363           448,389      249,198

     Chris-Craft entered into employment agreements with Herbert J. Siegel and Evan C Thompson, as of January 1, 1994.

     The 1994 employment agreement with Herbert J. Siegel ("Mr. Siegel's agreement") provides for his continued service as Chief Executive Officer for a term ending December 31, 1999, which term extends automatically for one year on January 1, 1996, unless either party gives contrary notice to the other. Annual base salary is currently $975,650, subject to adjustment ("COLA adjustment"), to reflect price level increases, as reported in a U.S. Department of Labor Consumer Price Index. Deferred compensation, currently in the amount of $564,850 annually subject to COLA adjustment, plus any other current compensation that would not be deductible by Chris-Craft pursuant to Section 162(m) of the Internal Revenue Code (the "Code"), is credited to a deferred compensation account, together with interest on the account balance, to be computed based on the yield of U.S. Treasury Notes maturing in five years. The account balance will be paid to Mr. Siegel in five annual installments after termination of the employment term.

     Mr. Siegel's agreement provides that in the event of any change in control of Chris-Craft during the employment term, the employment term will be extended automatically to the third anniversary following such change in control, if the employment term otherwise would have terminated before such third anniversary.

     Mr. Siegel has the right to terminate the employment term in the event of a diminution of his authority or other material breach by Chris-Craft of Mr. Siegel's agreement or the occurrence without his consent of specified fundamental changes in Chris-Craft. In the event of such termination, he is entitled to receive in lump sum, an amount equal to the base salary, deferred compensation and consulting fees that would have been payable to him through the term of the agreement (assuming no additional extensions of the employment term after such termination), plus an amount equal to the mean performance bonuses theretofore paid or payable to him multiplied by the number of years remaining in the employment term. If Mr. Siegel dies during the employment term, Mr. Siegel's estate is to receive for each of the three following 12-month periods an amount equal to "Average Annual Compensation"; and in the event of his disability, Mr. Siegel is to receive, annually for the remainder of the employment term, an amount equal to one-half of his Average Annual Compensation. "Average Annual Compensation" generally means the executive's average base salary plus bonus for a specified period prior to the event. Additionally, if any payment to Mr. Siegel pursuant to the agreement should be subject to the excise tax imposed on "golden parachutes" by Section 4999 of the Code, Chris-Craft will pay on his behalf or reimburse him in an amount equal to the sum of the excise tax and related interest and penalties, if any, plus any income taxes (and related penalties and interest) that may become payable by Mr. Siegel arising from Chris-Craft's compliance with such payment or reimbursement obligations, such that he would be in the same position as he would have been had no excise tax been imposed.

     Mr. Siegel's agreement entitles him to a cash bonus equal to 1 1/2% of the amount by which Chris-Craft "Pre-tax Income" exceeds $36,000,000 for each year of his employment. For purposes of the agreement, "Pre-tax Income" means Chris-Craft income before provision for income taxes and minority interest, as such amount is reported on Chris-Craft's audited consolidated statements of income included in its annual report to stockholders; provided that, in determining such Pre-tax Income, there will be excluded (i) any loss of any business commenced or newly acquired by Chris-Craft during (or within the six months next preceding commencement of) the employment term, if such business would at any time during such term constitute a Development Stage Company under Securities and Exchange Commission Regulation S-X, assuming such business were organized as a separate entity, e.g., the United Paramount Network, but only to the extent that the loss of such business, aggregated with the losses of all other such businesses (if any) so commenced or acquired, exceeds $10,000,000 in any fiscal year, and provided further, that such losses incurred by any business shall not be so excluded for any fiscal year beginning after the fourth anniversary of the date of commencement or acquisition of such business by Chris-Craft; and (ii) any goodwill amortization (similarly determined) arising out of a business acquisition during the employment term.

     During the consulting term, which will commence on expiration of the employment term and end five years thereafter, Mr. Siegel is to receive annual compensation of $500,000 (subject to COLA adjustment from December 1993), is required to devote not more than 20 hours in any month to Chris-Craft's affairs, and is prohibited from engaging in activity competitive with Chris-Craft. If Mr. Siegel dies during the consulting term, his estate is to receive the full consulting fee until the third anniversary of his death or the end of the consulting term, whichever is earlier; if he is disabled, he is entitled to receive one-half of the consulting fee until the end of the consulting term. For each year covered by Mr. Siegel's agreement, Chris-Craft will match on a cumulative basis up to $200,000 of his charitable contributions, in addition to matching his contributions under any other charitable gift matching program of Chris-Craft or any subsidiary.

     As additional inducement to Mr. Siegel to enter into the agreement, Chris-Craft made "split-dollar" life insurance agreements with each of Mr. Siegel's two sons, pursuant to which, under each agreement, Chris-Craft procured and will pay the full amount of each annual premium for 15 years on last-to-die policies on the lives of Herbert J. Siegel and his wife. Each of the sons is the owner of policies, having face amounts totaling $15 million, covered by his agreement and has the right to designate and change the beneficiaries thereunder; however, none of the policies may be borrowed against, surrendered, or canceled, and no dividend election thereunder may be terminated, without Chris-Craft's consent. The cost of these policies is shared by Chris-Craft and BHC in the respective proportions of 15% and 85% until they shall otherwise agree. The policies and the split-dollar agreements contemplate that an amount equal to the aggregate premiums paid, but without interest, will be repaid to Chris-Craft and BHC, upon the death of the last to die of the insureds.

     Chris-Craft has also agreed, in the event of Mr. Siegel's death, to pay $2,000,000 to a beneficiary named by Mr. Siegel. Chris-Craft has purchased, and is the sole owner and beneficiary of, insurance on the life of Mr. Siegel and anticipates that the insurance benefits received by Chris-Craft will exceed the cost, after applicable income taxes, of paying the foregoing death benefit.

     Mr. Thompson's 1994 employment agreement ("Mr. Thompson's agreement") provides for his continued service on substantive terms similar to those specified in Mr. Siegel's agreement, except that there are three automatic one-year renewal terms, unless Mr. Thompson gives contrary notice respecting the first two or either party gives contrary notice respecting the third; annual deferred compensation is currently in the amount of $256,750, subject to COLA adjustment, and Mr. Thompson can elect each year whether amounts deferred for such year will be paid in lump sum immediately, or over five years, after termination of the employment term; Mr. Thompson's consulting fee is $250,000 per year (subject to COLA adjustment from December 1993) and the consulting term will end May 31, 2007; if Mr. Thompson dies during the employment term or the consulting term, a death benefit is payable until the earlier of the first anniversary of his death or the end of the consulting term; there is no split-dollar life insurance; Chris-Craft will match on a cumulative basis up to $100,000 of Mr. Thompson's charitable contributions during each year of the employment term; and Mr. Thompson's bonus is equal to 1% of the amount by which Chris-Craft's "TV Broadcast Cash Flow" for each year exceeds $20 million, up to $50 million, and 2% of the amount by which TV Broadcast Cash Flow exceeds $50 million. The bonus computation will be adjusted if Chris-Craft acquires, in one or more transactions, additional television stations having aggregate mean TV Broadcast Cash Flow, exceeding $10 million for the three fiscal years of each such television station prior to its acquisition by Chris-Craft, or disposes of a television station having mean TV Broadcast Cash Flow exceeding $5 million for the three fiscal years prior to its disposition by Chris-Craft. TV Broadcast Cash Flow for purposes of the bonus calculation means operating income plus depreciation and amortization of goodwill and programming contracts, minus payments on programming contracts. The Board of Directors will consider adjusting the bonus calculation and formulae if and at such time as Chris-Craft shall own 10 or more television stations or Mr. Thompson shall have chief operating responsibility for a business owned by Chris-Craft that derives revenues exceeding $25,000,000 other than from television broadcasting.
                            ------------------------

     Benefits under the Chris-Craft Salaried Employees' Pension Plan are based on a participant's compensation, including salaries, bonuses and commissions. The plan provides a retirement annuity, generally based on specified percentages of annual compensation (for 1989 and subsequent years, generally 1.5% of the first $18,000 of compensation and 2.0% of the remainder) aggregated through the years of service. Estimated annual benefits payable upon retirement after working to age 65 (including benefits payable under the predecessor pension plan and the Benefit Equalization Plan) are, for Joelen K. Merkel, John C. Siegel, William D. Siegel and Evan C Thompson, $261,425, $481,104, $589,018 and $1,075,935, respectively. Herbert J. Siegel, who has reached age 65, is currently receiving $79,874 per year from the predecessor pension plan and, as of February 28, 1995, has accrued an additional annual benefit of $760,277 under the current pension plan.

     Under the Executive Deferred Income Plan, Chris-Craft entered into an agreement with each participating employee, whereby the employee agreed to defer $1,000 per year of salary in each of four years, and Chris-Craft agreed to make annual payments in specified amounts for 10 years in the event of the employee's death or for 15 years commencing at age 60. The plan also provides supplemental disability benefits of $10,000 per year from the onset of a disability until annual payments commence at age 60 or death. Benefits under the plan do not depend on compensation and are payable in full if the employee has accumulated 20 years of service, or is employed by Chris-Craft, when the condition for payment occurs. Maximum annual benefits payable in the event of death of Mrs. Merkel and Messrs. John C. Siegel, William D. Siegel and Thompson would be $101,585, $109,677, $136,853 and $55,137, respectively, for 10 years. Annual benefits payable to Mrs. Merkel and Messrs. John C. Siegel, William D. Siegel and Thompson commencing at age 60 would be $76,798, $83,076, $103,305 and $31,898, respectively, for 15 years, assuming full vesting of benefits. After an employee has participated in the plan for four years, premiums for insurance on his life are paid through policy loans involving no direct out-of-pocket cost to Chris-Craft. Accordingly, since 1987, Chris-Craft has made no payments under the plan with respect to the participation of any Chris-Craft executive officer, other than for interest on policy loans and disability waiver premiums.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), which is comprised of three directors who have never been employees of Chris-Craft, is responsible for reviewing the recommendations of the Chief Executive Officer ("CEO") and making recommendations to the Board of Directors with respect to the salaries, bonuses, and other forms of compensation, including stock option grants, of Chris-Craft's executive officers.

     The Committee seeks to attract and retain executive officers of the highest caliber and motivate them to maximize the success of Chris-Craft's businesses by linking their compensation to performance. Each executive officer's cash compensation consists of two components: base salary and annual bonus.

     Base salary and bonus for the CEO and the Executive Vice President and President, Television Division are fixed by their respective employment agreements, as described under Executive Compensation. The CEO's base salary, and the formula for computing his bonus, differ from those under his earlier employment agreement, which was in effect through December 31, 1993. Likewise under his current employment agreement, base salary for the Executive Vice President and President, Television Division, differs from that specified in his employment agreement that expired December 31, 1993, which provided for bonuses in the discretion of the Compensation Committee.

     The remaining executive officers are not directly responsible for the operating results of particular businesses. Their salaries for 1994 were fixed at the end of the prior fiscal year, based on subjective perceptions of salaries paid by comparable companies for comparable positions, and their bonuses and option grants were based on subjective assessments of the executive officers' success at fulfilling the duties and responsibilities of their respective positions and the particular tasks assigned to them. The Committee generally adopts the recommendations of the CEO, who bases his recommendations on past salary levels and his perception of the quality of their respective performances and attempts to match their salaries with his perception of compensation levels at a small number of companies he considers comparable, which companies operate in the entertainment industry, although not included in the S&P Broadcast Media Index. The CEO assesses executive officer performance in terms of normal responsibilities, assumption of extra responsibilities, and additional work related to special projects. No relative weight was assigned to any of the foregoing factors. Specifically, the bonuses of executive officers and option grants to them reflect their relative participation and performance, as perceived by the CEO, in various matters, including analysis and planning relating to government policies such as legislative and regulatory initiatives, analysis and negotiation of business acquisitions, planning new business ventures, and assumption of additional responsibilities.

     Each of the employment agreements for the CEO and the Executive Vice President provides that current compensation otherwise payable, but that would not be deductible for federal income tax purposes under Section 162(m) of the Code, will be credited to a deferred compensation account and paid to the executive after his employment with Chris-Craft has terminated. No policy has been adopted with respect to Section 162(m) of the Code for the other executive officers, since their compensation levels are not in excess of $1 million.

             HOWARD ARVEY     DAVID F. LINOWES     ALVIN R. ROZELLE

PERFORMANCE GRAPH

     The following line graph compares cumulative total shareholder return for Chris-Craft Common Stock, the Standard & Poor's ("S&P") 500 Stock Index and the S&P Broadcast Media index, assuming the investment of $100 in each in December 1989 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.

                          CHRIS-CRAFT INDUSTRIES, INC.
                    TOTAL RETURN TO SHAREHOLDERS: 1990-1994

       MEASUREMENT PERIOD           CHRIS-CRAFT     S&P BROADCAST    S&P 500 STOCK
     (FISCAL YEAR COVERED)             COMMON           MEDIA           INDEX
1989                                  100               100              100
1990                                   73                83               97
1991                                   75                89              126
1992                                   98               109              136
1993                                  113               153              150
1994                                  110               142              152

     Pursuant to SEC rules, the material under the captions Board Compensation Committee Report on Executive Compensation and Performance Graph is not to be deemed "soliciting material" nor "filed" with the SEC. It is specifically excluded from any material incorporated by reference in Chris-Craft filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.

COMPENSATION OF DIRECTORS

     Directors of Chris-Craft receive a retainer of $35,000 per year plus $7,500 per year for service on each of the Audit, Compensation, and Pension Committees. Officers of Chris-Craft receive no additional compensation as directors.

     Lawrence R. Barnett and James J. Rochlis, each a director and retired Executive Vice President of Chris-Craft, served as consultants to Chris-Craft during 1994, each for compensation of $75,000 annually, and are continuing, on a year-to-year basis, to serve as consultants for the same compensation. Messrs. Barnett and Rochlis are consulted from time to time, as operating officers deem necessary, to obtain their advice and the benefit of their experience with respect to those Chris-Craft operations for which they were responsible during their years of service as Executive Vice Presidents of Chris-Craft. Mr. Barnett consults respecting films and other media entertainment for broadcast by Chris-Craft. Mr. Rochlis consults with respect to Chris-Craft's Industrial Division and Chris-Craft environmental matters. Chris-Craft also pays premiums for health insurance for these consultants, which totaled $15,477 for Mr. Barnett and $11,010 for Mr. Rochlis in 1994.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lawrence R. Barnett and James J. Rochlis, each a director and retired Executive Vice President of Chris-Craft, served as consultants to Chris-Craft during 1994, as more fully described under Compensation of Directors.

     During 1995, Chris-Craft purchased 4,500 common shares at a price of $34.625 per share, the closing price on the date of sale, from the Profit Sharing Plan, trustees for which are Herbert J. Siegel, Chairman and President, and Lawrence R. Barnett, and James J. Rochlis, directors of Chris-Craft.

     Laurey J. Barnett, who is the daughter of Lawrence R. Barnett, a director of Chris-Craft, continued during 1994 to serve UTV as Vice President and Director of Programming. Her salary and bonus for 1994 aggregated $300,000; she received a monthly automobile allowance of $600; and she participated in UTV benefit plans on the same basis as other eligible employees. Ms. Barnett's employment continues in the same capacity and on the same terms, except that her current salary is at the rate of $160,000 per year.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Chris-Craft's directors and executive officers are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in beneficial ownership of Chris-Craft equity securities with the SEC. Copies of those reports must also be furnished to Chris-Craft. Based solely on a review of the copies of reports furnished to Chris-Craft and written representations that no Forms 5 were required, Chris-Craft believes that during 1994 all filing requirements applicable to directors and executive officers were complied with, except that the Forms 5 of John C. Siegel and William D. Siegel for 1994 were filed one day late.

                              STOCKHOLDER PROPOSAL

     The Benedictine Sisters Charitable Trust, 3120 W. Ashby, San Antonio, TX 78228 has advised Chris-Craft that it will submit a proposal at the annual meeting, and that it is the holder of 618 shares of Common Stock. The proposal together with the proponent's supporting statement, and the recommendation of the Board of Directors with respect thereto, is set forth below. The following have advised Chris-Craft that they are co-sponsors of the proposal, each holding the number of shares of Chris-Craft Common Stock set forth after their respective addresses: Board of Pensions, Evangelical Lutheran Church of America, 800 Market Avenue, Suite 1050, Minneapolis, Minnesota 55402-2885, 4,459; Dominican Sisters, Sparkill, New York 10976, 4,425; and The Sisters of St. Francis of Philadelphia, Our Lady of Angels Convent -- Glen Riddle, Aston, Pennsylvania 19014, 18,800.

                    INCLUSIVENESS ON THE BOARD OF DIRECTORS

     "Our Company has made statements affirming our policy of non-discrimination in employment, a position we commend as shareholders. However, this position is not reflected in our Board of Directors, which presently includes no minorities. We believe major corporations, aware that employees, customers and stockholders include a broad diversity in terms of sex and race, should have a Board that includes persons of diverse racial backgrounds and gender.

     "There is increased awareness on the issue of diversity in Corporate America. In a global marketplace that grows increasingly more competitive, companies need to promote the best people, regardless of race, color or national origin.

     "The Teachers Insurance and Annuity Association and College Retirement Equities Fund, the largest institutional investor in the United States, recently issued a set of corporate governance guidelines including a call for "diversity of directors by experience, sex, age and race.

     "The Office of Federal Contract Compliance mandates that companies must not discriminate on the basis of race, sex, color, religion, national origin, disability, or veterans status. Women and minorities comprise fifty percent of America's workforce and the U.S. Department of Labor reports their advancement is oftentimes hindered by artificial barriers -- glass ceilings. Our company must make a strong and continued commitment to use its available tools and resources to remove glass ceiling barriers, because it is our responsibility under the law, and the right thing to do.

     "While racial and gender diversity among the purchasing population and the workforce has experienced an enormous increase, the Equal Employment Opportunity Commission reports 97% of senior ranks of corporations are occupied by white males. We believe our company needs to open up top management and the board to qualified people of all races and women.

     "We believe Boards of Directors of many corporations have benefitted from the perspectives gleaned from well qualified women and minority members. In addition, increasingly individual and institutional investors are voting their proxies against boards which are not representative and have no women or minorities. We believe it is not in our company's best long range interests to keep an all white board, excluding minorities. It unfortunately gives the impression of an "exclusive club" closed to any perspectives beyond those in the inner sanctum.

     "Increasingly major corporations are broadening their boards by including women and minorities. We believe our company should show similar leadership.

     "THEREFORE BE IT RESOLVED, that shareholders request:

          "1. The nominating committee of the Board in its search for suitable Board candidates, make a greater effort to search for qualified minority candidates for nomination to the Board of Directors.

          "2. Report on our Corporation's programs to encourage diversified representation on our Board of Directors.

          "3. Issue a statement publicly committing the company to a policy of board inclusiveness with the steps we plan to take and the expected timeline."

                           MANAGEMENT RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     Chris-Craft does not discriminate on the basis of race, sex, color, religion, national origin, disability, or veteran status. Chris-Craft's policy is to comply with all laws, including those applicable to equal opportunity. Chris-Craft seeks the best qualified individuals for Board positions. The Board believes that stockholder interests would not be served by changes in the composition of the Board of Directors according to an arbitrary timetable or by the establishment of a quota for any race or gender.

                     RATIFICATION OF SELECTION OF AUDITORS

     The stockholders are to take action upon ratification of the selection of Price Waterhouse as auditors of Chris-Craft for its fiscal year ending December 31, 1995. Representatives of Price Waterhouse are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions. Price Waterhouse was the independent accountant for Chris-Craft for its fiscal year ended December 31, 1994. If the selection of Price Waterhouse is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent accountants whose selection for any period subsequent to the next annual meeting will be presented for stockholder approval at such meeting.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by Chris-Craft at its principal executive offices by November 30, 1995.

                                    GENERAL

     The Board of Directors did not know, a reasonable time before the commencement of the solicitation, of any business constituting a proper subject for action by the stockholders to be presented to the meeting other than as set forth in this Proxy Statement. However, if any other matter should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

     CHRIS-CRAFT'S 1994 FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO: BRIAN C. KELLY, SECRETARY, CHRIS-CRAFT INDUSTRIES, INC., 767 FIFTH AVENUE, NEW YORK, NEW YORK 10153.

     Chris-Craft will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders. Solicitation material will be furnished to brokers, fiduciaries and custodians to forward to beneficial owners of stock held in their names, and Chris-Craft will reimburse these organizations in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to such beneficial owners. The solicitation of proxies will also be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of Chris-Craft, who will receive no additional compensation therefor. Chris-Craft has engaged Georgeson & Company Inc. to solicit proxies and distribute materials to brokers, banks, custodians and other nominee holders and will pay approximately $7,500 for these services, in addition to reimbursement of certain expenses.

                                          By Order of the Board of Directors,

                                                      BRIAN C. KELLY, Secretary

PROXY
                         CHRIS-CRAFT INDUSTRIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LAWRENCE R. BARNETT, JAMES J. ROCHLIS and BRIAN C. KELLY, and each of them, each with full power of substitution, hereby are authorized to vote, by a majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting, then that one, all of the shares of Chris-Craft Industries, Inc. that the undersigned would be entitled, if personally present, to vote at its 1995 annual meeting of stockholders and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side and in the notice of annual meeting and the proxy statement.

ELECTION OF DIRECTORS, NOMINEES:
T. CHANDLER HARDWICK, III, DAVID F. LINOWES, ALVIN R. ROZELLE AND
HERBERT J. SIEGEL

     PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

                                                       SEE REVERSE
                                                           SIDE



/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                      0287

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 3 AND AGAINST PROPOSAL 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 3 AND AGAINST PROPOSAL 2.


1. Election of               FOR                 AUTHORITY WITHHELD
   Directors (see            ALL                     AS TO ALL
   other side)             NOMINEES                  NOMINEES

                             / /                        / /

For, except authority withheld as to the following nominee(s):

______________________________________________________________


2. Stockholder's proposal           FOR        AGAINST       ABSTAIN
   relating to inclusion
   of minorities on the Board       / /          / /           / /
   of Directors.


3. Selection of Price               FOR        AGAINST       ABSTAIN
   Waterhouse as auditors.
                                    / /          / /           / /



NOTE: Please sign exactly as your name appears hereon. If the named holder is a corporation, partnership, or other association, please sign its name and add your name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title.
If shares are held jointly, EACH holder should sign.

__________________________________

__________________________________
SIGNATURE(S)                 DATE